As filed with the Securities and Exchange Commission on March 17, 2004.

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

  LOGICVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3166964
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

LogicVision, Inc. 101 Metro Drive, Third Floor San Jose, California	95110
(Address of Principal Executive Offices)	(Zip Code)

LOGICVISION, INC. 2000 STOCK INCENTIVE PLAN

(Full title of the plan)

JAMES T. HEALY President and Chief Executive Officer LogicVision, Inc. 101 Metro Drive, Third Floor San Jose, California 95110 (408) 453-0146	Copy to: STANTON D. WONG Pillsbury Winthrop LLP 2475 Hanover Street Palo Alto, California 94304-1114 (650) 233-4500
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.0001 par value	550,000	$4.11	$2,233,000	$287

(1)	Calculated pursuant to General Instruction E to Form S-8.

(2)	Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the registration fee has been computed on the basis of the average of the high and low prices of the Common Stock on the Nasdaq National Market on March 11, 2004.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on November 30, 2001 (File No. 333-74336), January 30, 2002 (File No. 333-81696) and March 12, 2003 (File No. 333-103766) are hereby incorporated by reference.

Part II

Incorporation of Documents by Reference

The following documents previously filed by Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(1) Registrant’s Annual Report on Form 10-K (File No. 0-31773) for the year ended December 31, 2003.

(2) Registrant’s Current Report on Form 8-K (File No. 0-31773) filed with the Commission on February 17, 2004.

(3) The description of Registrant’s Common Stock contained in Registrant’s registration statement on Form 8-A, filed October 13, 2000 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion of Pillsbury Winthrop LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on March 17, 2004.

LOGICVISION, INC.

By	/s/ James T. Healy

James T. Healy President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James T. Healy and Bruce M. Jaffe, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ James T. Healy James T. Healy	Director, President and Chief Executive Officer (Principal Executive Officer)	March 17, 2004

/s/ Bruce M. Jaffe Bruce M. Jaffe	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	March 17, 2004

/s/ Vinod K. Agarwal Vinod K. Agarwal	Chairman of the Board of Directors	March 17, 2004

/s/ Richard C. Black Richard C. Black	Director	March 17, 2004

/s/ D. James Guzy D. James Guzy	Director	March 17, 2004

/s/ Navindra Jain Navindra Jain, Ph.D.	Director	March 17, 2004

/s/ Richard C. Yonker Richard C. Yonker	Director	March 17, 2004

INDEX TO EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion of Pillsbury Winthrop LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2).